Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Telular Corporation Sixth Amended and Restated Stock Incentive Plan of our report dated October 27, 2003, with respect to the consolidated financial statements and schedule of Telular Corporation included in its Annual Report on Form 10-K for the year ended September 30, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Chicago, Illinois
October 29, 2004